SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the registrant ☑
Filed by a party other than the registrant ☐
Check the appropriate box:
☐ Preliminary proxy statement.
☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
☑ Definitive proxy statement.
☐ Definitive additional materials.
☐ Soliciting materials pursuant to Rule 14a-11(c) or Rule 14a-12.
Citizens First Bancorp, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of filing fee (check appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

(1)	Title of each class of security to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 21, 2006
Dear Stockholder:
You are cordially invited to attend the annual meeting of stockholders of Citizens First Bancorp, Inc. The meeting will be held at St. Clair County Community College, Citizens First M-Tec Center, 323 Erie Street, Port Huron, Michigan, on Thursday, May 25, 2006 at 10:00 a.m., local (Eastern) time.
The notice of annual meeting and proxy statement appearing on the following pages describes the formal business to be transacted at the meeting. Directors and officers of the Company, as well as a representative of BDO Seidman, LLP, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of stockholders.
It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.
We look forward to seeing you at the meeting.

Sincerely,

Marshall J. Campbell
Chairman of the Board, President
and Chief Executive Officer

Notice of Annual Meeting of Stockholders
Proxy Statement
Voting and Proxy Procedure
Stock Ownership
Proposal 1 — Election of Directors
Report of the Audit Committee
Pension Plan Table
Compensation Committee Report on Executive Compensation
Compensation Committee Interlocks and Insider Participation
Stock Performance Graph
Transactions with Related Parties
Section 16(a) Beneficial Ownership Reporting Compliance
Proposal 2 — Ratification of Independent Registered Public Accounting Firm
Independent Registered Public Accounting Firm Fees
Proxy Solicitation
Other Information about the Company
Stockholder Proposals and Nominations

Citizens First Bancorp, Inc.
525 Water Street
Port Huron, Michigan 48060
Notice of Annual Meeting of Stockholders
On Thursday, May 25, 2006, Citizens First Bancorp, Inc. (the “Company”) will hold its Annual Meeting of stockholders at St. Clair County Community College, Citizens First M-Tec Center, 323 Erie Street, Port Huron, Michigan. The meeting will begin at 10:00 a.m., local (Eastern) time. At the meeting, the stockholders will consider and act on the following:
1.	The election of two directors to serve terms of three years;

2.	The ratification of the appointment of BDO Seidman, LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006; and

3.	The transaction of any other business that may properly come before the meeting.
The Board of Directors is not aware of any other business scheduled to come before the meeting.
Only stockholders of record at the close of business on March 27, 2006 are entitled to receive notice of and to vote at the meeting and any adjournment or postponement of the meeting.
Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

By order of the Board of Directors,

Timothy D. Regan
Secretary
Port Huron, Michigan
April 21, 2006
Important: The prompt return of proxies will save the company the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

Citizens First Bancorp, Inc.
Proxy Statement
     This Proxy Statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors of Citizens First Bancorp, Inc. (the “Company”) to be used at the 2006 Annual Meeting of stockholders of the Company (the “Annual Meeting”). The Company is the holding company for Citizens First Savings Bank (the “Bank”). The Annual Meeting will be held at St. Clair County Community College, Citizens First M-Tec Center, 323 Erie Street, Port Huron, Michigan on Thursday, May 25, 2006, at 10:00 a.m., local (Eastern) time. This Proxy Statement and the enclosed proxy card are being mailed on or about April 21, 2006 to stockholders of record on March 27, 2006.
Voting and Proxy Procedure
Who Can Vote at the Meeting
     You are entitled to vote your Company Common Stock at the Annual Meeting if the records of the Company show that you held your shares as of the close of business on March 27, 2006 (the “Record Date”). If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker on how to vote your shares of Common Stock at the Annual Meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee on how to vote your shares at the Annual Meeting.
     As of the close of business on the Record Date, a total of 8,423,414 shares of Company Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote on all matters submitted to the stockholders for a vote. As provided in the Company’s Certificate of Incorporation, a record owner of the Company’s Common Stock, which is beneficially owned, either directly or indirectly, by a person who beneficially owns in excess of 10% of the Company’s outstanding shares, is not entitled or permitted to any vote with respect to the shares held in excess of the 10% limit.
Attending the Meeting
     If you are a stockholder as of the close of business on the Record Date, you may attend the Annual Meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Company Common Stock held in street name in person at the Annual Meeting, you will need to obtain a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required
     A majority of the outstanding shares of Common Stock entitled to vote is required to be represented at the Annual Meeting in order to constitute a quorum for the transaction of business. If you return valid proxy instructions or attend the Annual Meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.
     In voting on the election of the directors, you may vote in favor of both nominees, withhold your vote for both nominees, or withhold your vote as to either nominee. Directors are elected by a plurality of the votes cast. This means that the nominee receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.
     In voting on the ratification of the appointment of BDO Seidman, LLP as independent registered public accounting firm, you may vote for the proposal, against the proposal or abstain from voting. The ratification of BDO Seidman, LLP will be decided by the affirmative vote of a majority of the votes cast. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the voting on this proposal.
Voting by Proxy
     The Company’s Board of Directors is sending you this Proxy Statement and the enclosed proxy card to request that you allow your shares of Company Common Stock to be represented at the Annual Meeting by the proxy committee designated in the enclosed proxy card. All shares of Company Common Stock represented at the Annual Meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote “for” each of the nominees for director, and “for” ratification of BDO Seidman, LLP as independent registered public accounting firm.
     If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the members of the proxy committee designated in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the Annual Meeting in order to solicit additional proxies. If the Annual Meeting is postponed or adjourned, your Company Common Stock may be voted by the proxy committee designated in the proxy card on the new meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the Annual Meeting.
     You may revoke your proxy at any time before a vote is taken at the Annual Meeting. To revoke your proxy, you must either advise the Secretary of the Company in writing before your Common Stock has been voted at the Annual Meeting, deliver a later dated proxy or attend the Annual Meeting and vote your shares in person by ballot. Attendance at the Annual Meeting will not in itself constitute revocation of your proxy.
     If your Company Common Stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that is provided by your broker, bank or other nominee and which accompanies this Proxy Statement.
Participants in Citizens First Savings Bank ESOP and 401(K) Plan
     If you participate in the Citizens First Savings Bank Employee Stock Ownership Plan (the “ESOP”) or if you hold shares of Company Common Stock through the Citizens First Savings Bank 401(k) Plan (the “401(k) Plan”), you will receive with this Proxy Statement a vote authorization form for each plan that will reflect all shares you may direct the trustees to vote on your behalf under these plans. Under the terms of the ESOP, all shares held by the ESOP are voted by the ESOP trustee, but each participant in the ESOP may direct the trustee how to vote the shares of Company Common Stock allocated to that participant’s account. Unallocated shares of Common Stock held by the ESOP and the allocated shares for which no timely instructions are received will be voted by the ESOP trustee in accordance with the exercise of its fiduciary duties. Under the terms of the 401(k) Plan, you are entitled to direct the trustee how to vote the shares of Company Common Stock credited to your account in the 401(k) Plan. The 401(k) Plan trustee will not vote the shares of Company Common Stock for which it does not receive timely instructions from participants.

Stock Ownership
     As of the Record Date, the following persons were the only shareholders known to the Company to be beneficial owners of more than 5% of the Company’s outstanding Common Stock:

	Shares of Common	Percent
Person	Stock Owned	of Class
Private Capital Management (1) Bruce S. Sherman Gregg J. Powers 8889 Pelican Bay Blvd. Naples, Florida 34108	793,869	9.42%

Citizens First Foundation, Inc. 525 Water Street Port Huron, Michigan 48060	779,606	9.26%

Wellington Management Company, LLP (2) Wellington Trust Company, NA 75 State Street Boston, Massachusetts 02109	860,700	10.22%

Citizens First Savings Bank Employee Stock Ownership Plan (3) 525 Water Street Port Huron, Michigan 48060	751,806	8.91%

Keeley Asset Management Corp., (4) Kamco Thrift Partners Limited Partnership, John L. Keeley, Jr. 401 South LaSalle Street Chicago, Illinois 60605	444,016	5.27%

(1)	Based on the Amendment No. 4 to Schedule 13G as filed by such holder with the Securities and Exchange Commission on February 14, 2006. Holder discloses shared voting and dispositive power over all 793,869 shares of common stock reported as beneficially owned. Bruce S. Sherman is CEO of Private Capital Management (“PCM”) and Gregg J. Powers is President. In these capacities, Messrs. Sherman and Powers exercise shared dispositive and shared voting power with respect to shares held by PCM’s clients and managed by PCM. Messrs. Sherman and Powers disclaim beneficial ownership for the shares held by PCM’s clients and disclaim the existence of a group.

(2)	Based on the Amendment to Schedule 13G as filed by such holder with the Securities and Exchange Commission as of January 10, 2006. Holder discloses shared voting power over 287,200 shares and shared dispositive power over 860,700 shares of Common Stock. As disclosed in the Schedule 13G, Wellington Trust Company, NA, the owner of the Common Stock, is a wholly-owned subsidiary of Wellington Management Company, LLP.

(3)	Under the terms of the ESOP, the ESOP trustee will vote shares allocated to participants’ accounts in the manner directed by the participants. The ESOP trustee may vote unallocated shares, and allocated shares for which no timely voting instructions are received, in accordance with its fiduciary duties. As of the Record Date, 192,902 shares had been allocated to participants’ accounts and 558,904 shares remain unallocated under the ESOP.

(4)	Based on Schedule 13G as filed by such holders with the Securities and Exchange Commission on February 14, 2006. Holders disclose sole voting and dispositive power over 400,387 shares as beneficially owned by Keeley Asset Management Corp., sole voting and dispositive power over 26,000 shares as beneficially owned by Kamco Thrift Partners Limited Partnership, and sole voting and dispositive power over 17,629 shares as beneficially owned by John L. Keeley, Jr. Holders also filed an Exhibit 1 to the Schedule 13G in which they state they do not admit to being members of a “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934 with respect to any securities of Citizens First Bancorp, Inc.

The following table sets forth the beneficial ownership of the Company’s Common Stock by each of the Company’s directors and the Company’s named executive officers, and the directors and executive officers as a group, as of the Record Date.

	Shares of
	Common
	Stock		Percentage
Name	Owned(1)		of Class
Marshall J. Campbell	102,776	(2)	1.22%
Ronald W. Cooley	37,692	(3)	*
Walid Demashkieh, M.D.	9,923	(4)	*
Christopher A. Kellerman	19,964	(5)	*
Timothy D. Regan	60,491	(6)	*
J. Stephen Armstrong	46,265	(7)	*
Randy J. Cutler	47,938	(8)	*
Douglas E. Brandewie	16,875	(9)	*

All directors and executive officers as a group (11 Persons)			4.54%

*	Less than 1%.

(1)	Except as otherwise noted, none of the named individuals holds with another person either voting or investment power. Includes shares held in the name of spouses, minor children, certain relatives, trusts, estates and certain affiliated companies as to which beneficial ownership may be disclaimed.

(2)	Includes 31,354 shares over which Mr. Campbell has voting, but not investment, power.

(3)	Includes 3,300 shares subject to options that are currently exercisable.

(4)	Includes 3,300 shares subject to options that are currently exercisable. Includes 700 shares owned by Dr. Demashkieh’s spouse, for which Dr. Demashkieh disclaims beneficial ownership. Includes 1,718 shares held in trusts by Dr. Demashkieh’s spouse for which he disclaims beneficial ownership.

(5)	Includes 3,300 shares subject to options that are currently exercisable.

(6)	Includes 7,100 shares over which Mr. Regan has voting, but not investment, power. Includes 5,000 shares owned by Mr. Regan’s spouse, for which Mr. Regan disclaims beneficial ownership. Includes 26,000 shares subject to options that are presently exercisable.

(7)	Includes 6,583 shares over which Mr. Armstrong has voting, but not investment, power. Includes 26,000 shares subject to options that are presently exercisable. Includes 390 shares owned by Mr. Armstrong’s spouse, for which Mr. Armstrong disclaims beneficial ownership.

(8)	Includes 6,214 shares over which Mr. Cutler has voting, but not investment, power. Includes 25,000 shares subject to options that are presently exercisable.

(9)	Includes 4,800 shares over which Mr. Brandewie has voting, but not investment, power. Includes 6,000 shares subject to options that are presently exercisable.

Proposal 1 — Election of Directors
     The Company’s Board of Directors currently consists of five members. The Board is divided into three classes. The classes have staggered three-year terms. The nominees for election this year are Marshall J. Campbell and Christopher A. Kellerman.
     It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above. If either nominee is unable to serve, the Proxy Committee designated in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why either nominee might be unable to serve.
     The Board of Directors has determined that all Directors have met the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards with the exception of Marshall J. Campbell, who is the Chief Executive Officer of the Company, and Timothy D. Regan, who is the Chief Financial Officer of the Company. Directors determined to be independent by the Board of Directors are Ronald W. Cooley, Walid Demashkieh, M.D. and Christopher A. Kellerman.
     The Nominating Committee of the Board of Directors recommends director candidates to the Board of Directors for nomination, in accordance with the Nominating Committee’s Charter and the Company’s Bylaws. The Committee has investigated and assessed the background and skills of potential candidates. The Nominating Committee is empowered to engage a third party search firm to assist, but the Committee currently believes that the existing directors and executive management of the Company and its subsidiaries have significant networks of business contacts to identify candidates. Upon identifying a candidate for serious consideration, one or more members of the Nominating Committee would initially interview such candidate. If a candidate merited further consideration, the candidate would subsequently interview with all other Committee members (individually or as a group), meet the Company’s Chief Executive Officer and other executive officers and ultimately meet the other Directors. The Nominating Committee would elicit feedback from all persons who met the candidate and then determine whether or not to recommend the candidate to the Board of Directors for nomination.
     The Company’s Bylaws provide certain minimum requirements for Directors, including (1) at least one year’s residency in a county where the Company or one of its subsidiaries maintains a banking office, or a county contiguous to any such county, and (2) no directorship or executive officer position held at a competing financial institution. The Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics set forth the following criteria for Directors: independence (a majority of the Directors must be independent); honesty and integrity; willingness to devote sufficient time to fulfilling duties as a Director; particular experience, skills or expertise relevant to the Company’s business;

depth and breadth of business and civic experience in leadership positions; and ties to the Company’s geographic markets. Directors must also beneficially own at least 2,500 shares of Company Common Stock within a year of becoming a director. No director may be nominated by the Board to serve a new term after reaching age 70. The Company’s Corporate Governance Guidelines provide that shareholders may propose nominees by submitting the names and qualifications of such persons to the Chairman of the Nominating Committee. Submissions are to be addressed to the Chairman of the Nominating Committee at the Company’s executive offices, which submissions will then be forwarded to the Chairman. The Nominating Committee would then evaluate the possible nominee using the criteria outlined above and would consider such person in comparison to all other candidates. The submission should be made no later than December 31 of each year for consideration in regard to the next annual meeting of shareholders. The Nominating Committee is not obligated to recommend to the Board, nor the Board to nominate, any such individual for election.
     The Nominating Committee has not hired any director search firm in 2005 or in 2006 and, accordingly, paid no fees to any such company. As indicated above, however, the Nominating Committee may do so in the future if necessary.
     Neither the Board nor the Nominating Committee has implemented a formal policy regarding director attendance at the Annual Meeting. Typically, the Board holds its annual organizational meeting directly following the Annual Meeting, which results in most directors being able to attend the Annual Meeting. In 2005, all Company Directors attended the Annual Meeting.
Recommendation of Board of Directors
     The Board of Directors recommends a vote “FOR” the election of the nominees, and your proxy will be so voted unless you specify otherwise.
     Information regarding the nominees and the Directors continuing in office is provided below. In addition, information regarding each of the Company’s Executive Officers is provided. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated in each nominee’s biography is as of December 31, 2005.
Nominee for Election of Director
     Marshall J. Campbell, age 55, has been the Company’s Chairman of the Board of Directors since 2000. Mr. Campbell was appointed President and Chief Executive Officer of the Company in August 2001. In August 2001, Mr. Campbell was also appointed Chairman of the Board, President and Chief Executive Officer of the Bank. Mr. Campbell has been a Director of the Bank since 1997. Upon the Company’s acquisition of Metro Bancorp, Inc., Mr. Campbell was elected to serve on the Board of Directors of Metrobank, which was merged into the Bank on October 1, 2005. Prior to August 2001, Mr. Campbell served as President and Chief Executive Officer of Marshall E. Campbell Company, Inc. Mr. Campbell continued to serve on the Board of Directors of that company until December 31, 2003. Mr. Campbell served as a Director of The Commercial & Savings Bank of St. Clair County for nine years and as a Director of its holding company, Seaway Financial Corporation, for three years prior to their sale in 1997. Mr. Campbell also served as a Trustee of Blue Water Health Systems, Inc., the parent corporation of Port Huron Hospital, on whose board he served from 1989 until 1999. Mr. Campbell was Chairman of the Board of Port Huron Hospital for four of those years. Mr. Campbell has also previously served as a Trustee to the Port Huron School District and served as President of the Board of Education. Mr. Campbell is a Trustee, and Secretary, of The Community Foundation of St. Clair County, President of the Economic Development Alliance (EDA) of St. Clair County and Vice-President of the St. Clair County Community College Foundation. Mr. Campbell is the Chairman of the Board of Directors of Citizens First Foundation, Inc., and serves the Board as its President.
     Christopher A. Kellerman, age 63, has been a Director of the Company since 2000, and became the Lead Director of the Company’s Board of Directors in 2005. He has been a Director of the Bank since 1997. He has served as chair of the Company’s Audit Committee since 2002. Upon the Company’s acquisition of Metro Bancorp, Inc., Mr. Kellerman was elected to serve on the Board of Directors of Metrobank, which was merged into the Bank on October 1, 2005. Mr. Kellerman is the President and principal owner of Star Holdings, Inc. (“Star”), a Port Huron based commercial and industrial real estate development and investment company. From 1920 until 2001, Star operated as The Star Oil Company, Inc., a petroleum distribution company. Mr. Kellerman has served continuously as Chief Executive Officer of Star since 1981. Mr. Kellerman also acts as both the Manager and the member of Star Ventures, L.L.C., a holding company for various commercial ventures, all located in the Port Huron, Michigan area. Mr. Kellerman has served as a board member for various organizations, including Port Huron Hospital, which operates through a network of five affiliated health care entities, and Michigan National Bank — Port Huron. Mr. Kellerman served as Treasurer of the Port Huron Hospital Board from 1990 through 1999 inclusive. Mr. Kellerman currently serves on the Board of Directors, and as Treasurer and officer of the Economic Development Alliance (EDA) of St. Clair County, and as a Director, and the Treasurer, of Citizens First Foundation, Inc.
Directors Continuing in Office
     The following Directors’ terms end at the Company’s annual meeting in 2007:
     Walid Demashkieh, M.D., age 57, has been a Director of the Company since 2002. Dr. Demashkieh is a shareholder, Director and the President of, and a board certified general surgeon with, Huron Surgical Clinic, P.C. located in Port Huron, Michigan. Dr. Demashkieh served as a member of the Board of Trustees of Port Huron Hospital from 1992 to 2002 and its Chairman from 1999 to 2002. Dr. Demashkieh was Chief of Surgery of Mercy Hospital

from 1997 to 1998 and Chief of Staff at Port Huron Hospital from 1989 to 1990.
     Timothy D. Regan, age 44, has been a Director of the Company since 2001. Mr. Regan has also been employed by the Company as its Secretary and Chief Financial Officer since 2000. Mr. Regan has been employed by the Bank since 1983. He has served as Senior Vice President and Secretary of the Bank since 1988 and was appointed its Chief Financial Officer in the fiscal year ended March 31, 2002. Mr. Regan served as a member of the Board of Trustees of Port Huron Hospital from 1992 to 2002. Mr. Regan is the brother-in-law of Randy J. Cutler, who is Senior Vice President, Retail Banking and Banking Centers, of the Bank.
The following Director’s terms end at the Company’s annual meeting in 2008:
     Ronald W. Cooley, age 59, has been a Director of the Company since 2001. Mr. Cooley is the principal owner of Cooley Enterprises, a real estate development firm. He is also a real estate broker with O’Connor Realty, a real estate brokerage firm, and a developer with Crystal Village of Marysville, another real estate development firm. All of these businesses operate in the Port Huron, Michigan area. Mr. Cooley has served as a Board member and president of the Marysville Chamber of Commerce and Council member for the City of Marysville and was a member of the Board of Directors of The Commercial & Savings Bank of St. Clair County, a commercial bank located in St. Clair, Michigan, until its sale in 1997. He is currently an advisory trustee for The Community Foundation of St. Clair County. Mr. Cooley is a member of the Board of Directors of Citizens First Foundation, Inc.
Executive Officers
     In addition to Mr. Campbell and Mr. Regan, whose summaries are set forth above, below is information regarding the other Executive Officers of the Company:
     J. Stephen Armstrong, age 54, the Bank’s Senior Vice President and Chief Lending Officer, has served as the Bank’s Senior Vice President, Commercial Banking since 1999 and has been employed by the Bank since 1995. Mr. Armstrong is also responsible for the administration of commercial lending, business banking, cash management, and public funds services. Mr. Armstrong is Vice Chairman of the St. Clair County Community Mental Health Authority and Treasurer of the Port Huron Township Downtown Development Authority.
     Randy J. Cutler, age 50, has served as the Bank’s Senior Vice President, Retail Banking and Banking Centers since 1985 and has been employed by the Bank since 1977. Mr. Cutler is also responsible for the administration of marketing. Mr. Cutler is a board member of the Sanilac County Economic Development Corporation, a board member of the Lapeer Development Corporation, and a Committee member of the Consumer/Mortgage

Michigan Banker’s Association. Mr. Cutler is Mr. Regan’s brother-in-law.
     William G. Oldford, Jr., age 40, has served as Bank’s Senior Vice President and Senior Trust Officer since 1999. Prior to that date, Mr. Oldford practiced law with the law firm of Christensen & Ehret. As Senior Trust Officer, Mr. Oldford is responsible for the management and administration of Bank’s Asset Management and Trust Department. Mr. Oldford is a member of the board of directors of the Boy Scouts of America – Blue Water Council, which he serves as President. Mr. Oldford also serves as a Trustee of The Community Foundation of St. Clair County.
     Douglas E. Brandewie, age 47, has served as President of Citizens First Mortgage, L.L.C. since January 2005. Mr. Brandewie has 24 years of mortgage banking experience. Most recently, he was President of Mortgage Banking with Republic Bank of Ann Arbor, Michigan for seven years. Mr. Brandewie has served as a director with the Michigan Mortgage Lenders Association and Ohio Mortgage Bankers Association. Also, he was a member of the Federal National Mortgage Association and Federal Home Loan Mortgage Corporation advisory boards.
     Richard W. Stafford, age 40, has served as Bank’s Vice President of Operations and Technology since January 2005. Mr. Stafford has 18 years of banking experience and has been associated with the Company for two years through his affiliation with Metrobank, formerly a subsidiary of the Company and now a division of the Bank. Mr. Stafford has an MBA from Walsh College and is a graduate of the ABA Graduate School at Georgetown University. Prior to his current position, he has served in various management, operational, and information technology positions at Metrobank, Comerica and Manufacturers Bank. Mr. Stafford is currently responsible for administration of Bank’s deposit operations, information technology network services, information-technology core processing, item processing, mobile banking, and staff development and training. Mr. Stafford serves on various Chambers and is an active “Wish Grantor” for the Make-A-Wish Foundation of Michigan.
     Ronald DiCicco, age 56, joined the Bank in August of 2005 as President of Metrobank, its wholly owned subsidiary that was merged into the Bank on October 1, 2005. Mr. DiCicco is responsible for all facets of banking and trust services for the Oakland County based branches of the Bank. Mr. DiCicco began his career with Manufacturers Bank, where he worked in retail, wholesale, and product management areas. He was also a Regional Manager for community banking and responsible for over 100 branch offices. Prior to joining Metrobank, Mr. DiCicco was employed with Comerica Securities, where he was National Sales Manager in charge of the Retail Sales Division. Mr. DiCicco holds bachelors’ and masters’ degrees from Central Michigan University.
     The Board of Directors of the Company met 15 times in 2005. In 2005, Messrs. Kellerman, Campbell, Regan and Dr. Demashkieh attended all of the meetings of the Board of Directors and meetings of each committee on which such director served. Mr. Cooley attended 14 of the 15 meetings of the Board of Directors in 2005 and all of the meetings of each committee on which he served.
     The Board of Directors has adopted the Citizens First Bancorp, Inc. Corporate Governance Guidelines, which may be found on the Company’s website at www.cfsbank.com. The Corporate Governance Guidelines require, at all times when the Chairman of the Board of Directors is not an independent director, that the Board of Directors select from its independent directors a person to serve as the Lead Director. Among the responsibilities of the Lead Director, as set forth in the Corporate Governance Guidelines, is the responsibility to ensure that the Company’s Board of Directors functions independently of Company’s management. Mr. Kellerman was selected as the Lead Director in 2005, and continues to serve in that capacity. The Board has also adopted the Citizens First Bancorp, Inc. Code of Business Conduct and Ethics, which may be found on the Company’s website at www.cfsbank.com.
     Shareholders may communicate directly to the Board of Directors in writing by sending a letter to the Board at: Citizens First Bancorp Board of Directors, 525 Water Street, Port Huron, MI 48060. All letters directed to the Board of Directors will be received and processed by the Corporate Secretary and will be forwarded to the Chairman of the Audit Committee without any editing or screening.
Committees of the Board
     The Board of Directors of the Company has standing Audit, Compensation, and Nominating Committees. The membership of these committees is noted below.
     Audit Committee. Mr. Kellerman, Chairman, Mr. Cooley and Dr. Demashkieh are the members of the Audit Committee.
     The Audit Committee met four times during 2005 and each member attended each Committee meeting. The functions of this Committee include the engagement of an independent registered public accounting firm (“independent auditor”), reviewing with the independent auditor the plans and results of the audit engagement of the Company, approving the annual audit plan, reviewing the results of the procedures for internal auditing, reviewing the independence of the independent auditor, reviewing the Company’s financial results, reviewing Securities and Exchange Commission filings, reviewing the effectiveness of the Company’s internal controls and similar functions and approving all auditing and non-auditing services performed by its independent auditor. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which may be found on the Company’s website at www.cfsbank.com. All members of the Audit Committee meet the independence standards of Rule 4200(a)(15) and the audit committee qualifications of Rule 4350(d)(2) of the National Association of Securities Dealers listing standards. The Board of Directors has determined that Mr. Kellerman is an audit committee financial expert for the Company and is independent as described in the preceding sentence. The report of the Audit Committee for 2005 appears under the caption “Report of the Audit Committee.”
     Compensation Committee. Mr. Kellerman, Chairman, Dr. Demashkieh and Mr. Cooley are the members of the Compensation Committee.
     The Board of Directors has a Compensation Committee comprised entirely of independent Directors. Director and executive officer compensation are determined by this Committee of the Board of Directors. The Board of Directors has adopted a Compensation Committee Charter which may be found on the Company’s website at www.cfsbank.com. This Committee met three times during 2005 and each member attended each Committee meeting. The Compensation Committee’s report on executive compensation matters for 2005 appears under the caption “Compensation Committee Report on Executive Compensation.”
     Nominating Committee. Mr. Cooley and Dr. Demashkieh are the members of the Nominating Committee.
     The Board of Directors has a Nominating Committee comprised entirely of independent Directors. This Committee develops and recommends to the Board corporate governance policies and guidelines for the Company and for the identification and nomination of Director and committee member candidates. The Committee also recommends to the Board, for nomination by the Board in accordance with the Company’s Bylaws, nominees for election to the Board and appointment to committee membership. The Board of Directors has adopted a Nominating Committee Charter which may be found on the Company’s website at www.cfsbank.com. This Committee met one time in 2005, and each member attended the Committee meeting.
Report of the Audit Committee
     The Audit Committee of the Company’s Board of Directors (the “Committee”) is composed of three directors, each of whom is independent as defined by the National Association of Securities Dealers listing standards, and operates under a written charter, a copy of which may be found on the Company’s website at www.cfsbank.com.
     Management is responsible for preparing the Company’s financial statements, for the design and effectiveness of the Company’s internal controls, and for asserting the effectiveness of the internal controls with respect to the Company’s financial reporting process. The Company’s independent registered public accounting firm (herein the “independent auditor”) is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for examining senior management’s assertion with respect to internal controls, and for issuing a report expressing an opinion thereon. The Audit Committee is responsible for monitoring and overseeing the processes.
     In this context, the Committee has met and held discussions with management and the independent auditor (including discussions between the Committee and the independent auditor without management present), and reports as follows:
•	In discharging its oversight responsibility as to the audit process, the Committee obtained, from the independent auditor, a formal written statement describing all relationships between the independent auditor and the Company that might bear on the independent auditor’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the independent auditor any relationships that may impact its objectivity and independence and satisfied itself as to that auditor’s independence.

•	The Committee also discussed with management, the internal auditors and the independent auditor the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, and staffing.

•	The Committee reviewed, both with the independent auditor and with the internal auditors, their respective audit plans, the scope of their respective audits and identification of risks with respect to their respective audits.

•	The Committee discussed and reviewed with the independent auditor all required communications, including those described in Statement on Auditing Standards No. 61, as amended; and reviewed the results of the internal audits and the independent auditor’s examination of the financial statements, with and without management present.

•	The Committee reviewed and discussed with management and with the independent auditor: (1) the audited consolidated financial statements of the Company as of and for the year ended December 31, 2005, and (2) management’s assertion on the design and effectiveness of Company’s internal controls over the financial reporting as of December 31, 2005.

     Based on the above-mentioned review and discussions with management and the independent auditor, the Committee recommended to Company’s Board of Directors that (1) the Company’s audited consolidated financial statements, and (2) the independent auditor’s report on management’s assertion on the design and effectiveness of internal control over financial reporting, be included in its Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.
     In addition, the Committee appointed BDO Seidman, L.L.P. as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2006, subject to ratification by the Company’s shareholders.
Audit Committee
Christopher A. Kellerman, Chairman
Ronald W. Cooley
Walid Demashkieh, M.D.

Director Compensation
     Director Fees. Non-employee Directors of the Company receive an annual retainer of $6,500, regardless of Board meeting attendance, $400 per each Board meeting attended and $300 per each Committee meeting attended. Directors, who are also employees of the Company, do not currently receive additional compensation for their service as Directors.
     Deferred Fee Arrangements. The Company maintains a Directors’ Deferred Fee Plan (the “Directors’ Plan”).
     Under the Directors’ Plan, non-employee Directors of the Company or Citizens First Savings Bank may acquire shares of Company Common Stock through deferral of fees. A Director who elects to participate in the Directors’ Plan specifies, in advance, the amount of fees to be deferred and whether Company Common Stock, ultimately distributed to the Director, will be distributed in a “lump sum” or in “installments.” Each participating Director has certain options as to the timing of these distributions, including distribution upon termination of service, at the Director’s normal retirement date or at a date between these two dates as specified by the Director. All of the non-employee Directors of the Company and all of the non-employee Directors of the Bank have currently elected to defer all of their fees.
     Under the Directors’ Plan, each Director is generally credited with share units for each calendar quarter equal to the Director’s deferred fees for that quarter, divided by the closing price of the Company’s Common Stock on the last trading day of the quarter. Each Director also receives dividend equivalents on the share units held in the Directors’ Plan for the Director’s account.
     Generally, a Director receives one share of Company Common Stock for every share unit credited to the Director. In the event of a change in control of the Company or unforeseeable emergency of a Director, the Compensation Committee may decide that all or a portion of the share units may be immediately distributed to the Director. After the death of a Director, the Director’s beneficiaries will receive the distributions to which the Director would have otherwise been entitled.
     The Company prepares for its obligations under the Directors’ Plan by having a Rabbi Trust hold Common Stock of the Company that is expected to be needed to fulfill the Company’s obligations to Directors under the Directors’ Plan (although the assets of that Trust are subject to the claims of the Company’s general creditors).

Executive Compensation.
     General. The following information relates to compensation of management for the fiscal years ended December 31, 2005, December 31, 2004, and December 31, 2003. This information includes compensation of management by the Company’s subsidiaries.
     Executive Compensation. The following table sets forth the annual and long-term compensation for the Company’s Chief Executive Officer and the four other highest paid executive officers, as well as the total compensation paid to each individual during the last three years.

		Annual Compensation			Long Term Compensation
					Awards
				Other	Restricted		Shares
				Annual	Stock		Underlying	All Other
			Bonus	Compen-	Awards		Options	Compen-
Name and Principal Position	Year	Salary ($)	($)(a)	sation($)(b)	($)(c)		(#)	sation($)
Marshall J. Campbell Chairman, President	2005	258,177	—	—	32,400	(c)	-0-	58,148	(f)
and Chief Executive	2004	250,000	—	—	173,646	(d)	-0-	59,989
Officer	2003	250,000	0	—	108,610		-0-	87,334

J. Stephen Armstrong Senior Vice President,	2005	132,869	—	—	30,690	(c)	6,000	39,593	(g)
Commercial	2004	126,000	28,354	—	—		—	25,940
Banking	2003	114,215	34,205	—	-0-		20,000	47,077

Timothy D. Regan Senior Vice	2005	127,633	—	—	30,690	(c)	6,000	41,383	(h)
President, Chief	2004	120,000	18,900	—	9,207	(e)	—	24,423
Financial Officer	2003	96,573	16,350	—	18,750		20,000	48,864

Randy J. Cutler Senior Vice	2005	105,634	—	10,549	20,460	(c)	5,000	35,113	(i)
President, Retail	2004	100,400	16,875	11,100	6,393	(e)	—	20,747
Banking	2003	94,967	12,906	13,279	16,132		20,000	48,727

Douglas E. Brandewie, President of Mortgage Banking (j)	2005	126,923	—	—	150,000	(c)	6,000	1,903	(k)

(a)	Each bonus is reported for the year in which it was earned. Bonuses to executive officers earned in 2005 are based in part on the performance of the Company and in part on the subjective assessment of the individual’s performance. No amounts are shown for 2005 for executive officers because they were not calculable through the latest practicable date prior to printing and mailing the proxy statement, since the Compensation Committee of the Company’s Board of Directors had not yet assessed individual performance for 2005 and approved bonus amounts. The Company expects that bonuses will be paid to each of the named executive officers for 2005 performance.

(b)	Amounts for individual items comprising 25% or more of the Other Annual Compensation shown in this column for Mr. Cutler are as follows: auto allowance -$6,500 for fiscal year ended December 31, 2005, $6,500 for fiscal year ended December 31, 2004, $6,500 for fiscal year ended December 31, 2003; club membership — $4,049 for fiscal year ended December 31, 2005, $4,600 for fiscal year ended December 31, 2004, $6,779 for fiscal year ended December 31, 2003.

(c)	The Compensation Committee issued to Mr. Campbell 1,250 restricted shares of Company Common Stock under the Company’s 2001 Stock-Based Incentive Plan, in lieu of an additional increase in his base salary for 2005, at Mr. Campbell’s request that more of his total compensation be placed at risk. During 2005, the Compensation Committee also issued restricted shares of Company Common Stock under Company’s 2001 Stock-Based Incentive Plan to Messrs. Armstrong, Regan, Cutler, and Brandewie as follows: Mr. Armstrong 1,500 restricted shares; Mr. Regan 1,500 restricted shares; Mr. Cutler 1,000 restricted shares; and Mr. Brandewie 6,000 restricted shares. In addition, each of Messrs. Campbell, Armstrong, Regan, Cutler and Brandewie has elected to defer a portion of his incentive bonus under the Management Plan, which may result in additional restricted stock awards for 2005, the value of which is not yet determinable since bonus amounts have not been determined. As of December 31, 2005, each of Messrs. Campbell, Armstrong, Regan, and Cutler held shares of restricted common stock of the Company under its 2001 Stock-Based Incentive Plan and its Amended and Restated Management Restricted Stock Purchase Plan. Mr. Brandewie held shares of restricted common stock of the Company under its 2001 Stock-Based Incentive Plan. The number of shares held by each under these two Plans and their value, based on the closing market price on December 31, 2005, is as follows: Mr. Campbell, 43,207 restricted shares, worth $1,018,389; Mr. Armstrong, 6,583 restricted shares, worth $155,161; Mr. Regan, 9,770 restricted shares, worth $230,279; Mr. Cutler, 9,674 restricted shares, worth $228,016; and Mr. Brandewie, 4,800 restricted shares, worth $113,136. The award agreements for Messrs. Armstrong, Regan and Cutler relating to the grant of the restricted shares under the Company’s 2001 Stock-Based Incentive Plan effectively provide for ratable annual vesting over 5 years in the cases of Messrs. Armstrong, Regan and Cutler, and in the case of Mr. Brandewie over 4 years, with accelerated vesting under certain circumstances as described in the agreements. Dividends are paid with respect to these shares of restricted stock. Each award agreement for Mr. Campbell relating to the grant of restricted shares under the Company’s 2001 Stock-Based Incentive Plan provides for cliff vesting, causing vesting to occur at dates beginning in 2007 through 2011, with accelerated vesting under certain circumstances described in the agreements. Dividends are paid with respect to these shares of restricted stock. As of December 31, 2005, Mr. Campbell also held 33,688 shares of restricted common stock of the Company under the Company’s Directors’ Deferred Fee Plan, and 13,608 shares under the Company’s Amended and Restated Executive Stock Ownership Plan and Agreement; having an aggregate value, based on the closing market price on December 31, 2005, of $1,114,767.

(d)	In 2004, the Compensation Committee approved an increase to Mr. Campbell’s base salary from $250,000 to $295,000 per year. At Mr. Campbell’s request to place more of his total compensation at risk, the Committee awarded Mr. Campbell 1,870 restricted shares of Company Common Stock on June 25, 2004, and 374 shares of Company Common Stock on January 27, 2005, both awards being in lieu of an increase in base salary for 2004. These restricted shares had a combined value of $54,803 on the dates of the awards, based on the closing market prices of the Company’s Common Stock of $24.45 on June 25, 2004 and $24.28 on January 27, 2005. These restricted shares were awarded under the Company’s 2001 Stock-Based Incentive Plan. The award agreements relating to the grant of these restricted shares provides for cliff vesting after four and three years, respectively, of continuous employment with the Company or its affiliated entities (with accelerated vesting under certain circumstances described in the agreement). Dividends are paid with respect to these shares of restricted stock. At Mr. Campbell’s request to place more of his total compensation at risk, the Compensation Committee awarded Mr. Campbell’s entire bonus for 2004 by an award of 4,585 restricted shares under the 2001 Stock-Based Incentive Plan. These restricted shares had a value of $118,843 on the date of the award, based on the closing market price of $25.92 per unrestricted share of Company Common Stock on that date. The award agreement generally provides for cliff vesting after four years of continuous employment with the Company or its affiliated entities (with accelerated vesting under certain circumstances as described in the agreement). Dividends are paid with respect to these shares of restricted stock.

(e)	Mr. Regan and Mr. Cutler each elected to receive a portion of his bonus earned for 2004 in restricted share units of Company Common Stock. These restricted share units were awarded by the Compensation Committee for Messrs. Regan and Cutler under the Company’s Amended and Restated Management Restricted Stock Purchase Plan and include one additional restricted share unit from the Company for every four restricted share units received as a result of the executive’s deferral of his bonus. Dollar amounts shown are based on the closing market price of $20.65 per unrestricted share of Company Common Stock on the date of the award and the following number of restricted share units for each executive: Mr. Regan, 445.8388 restricted share units, and Mr. Cutler, 309.6103 restricted share units. Dividend equivalents in additional restricted share units are paid on these restricted share units. The restricted share units will vest and be distributed in one share of Company Common Stock for each restricted share unit credited to the executive’s account following termination of the executive’s employment with the Company, with the exception of shares attributable to the Company match which will be forfeited if the Company terminates the executive’s employment for “Just Cause” as defined in the Plan.

(f)	Consists of employer contributions to the 401(k) Plan of $4,200, and Amended and Restated Executive Stock Ownership Plan and Agreement (“ExSOP”) allocations worth $53,948.

(g)	Consists of employer contributions to the 401(k) Plan of $2,629, and ESOP allocations worth $36,964.

(h)	Consists of employer contributions to the 401(k) Plan of $2,554, and ESOP allocations worth $38,829.

(i)	Consists of employer contributions to the 401(k) Plan of $2,105, and ESOP allocations worth $33,008.

(j)	Mr. Brandewie became an Executive Officer, as President of Mortgage Banking, in January of 2005.

(k)	Consists of 401(k) Plan matching contributions of $1,903.
     Option Exercises and Year-End Value Table. The following table presents information about stock options exercised during 2005 and unexercised stock options at December 31, 2005 for the five named executive officers. The Committee has proposed to award stock options to Mr. Campbell, but Mr. Campbell has declined them.
Option Exercises and Year-End Value Table
Aggregated Option Exercises in 2005 and Fiscal Year-End Option Values

				Value of
			Number of Securities	Unexercised
			Underlying Unexercised	In-the-Money
			Options	Options at
	Shares Acquired	Value	December 31, 2005(#)	December 31, 2005($)
Name	On Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable
Marshall J. Campbell	0	$0	0/0	--/--

J. Stephen Armstrong	0	$0	26,000/0	$116,920/$0

Timothy D. Regan	0	$0	26,000/0	$116,920/$0

Randy J. Cutler	0	$0	25,000/0	$113,300/$0

Douglas E. Brandewie	0	$0	6,000/0	$21,720/$0

Employment Arrangements and Employment Agreement
     In August 2001, Mr. Campbell was appointed President and Chief Executive Officer of the Company and the Bank. At that time, Mr. Campbell became an “at will” employee of the Company and the Bank. Effective February 1, 2002, the Company entered into an employment agreement with Mr. Campbell to serve as President and Chief Executive Officer of the Company and of the Bank. The employment agreement is intended to ensure the Company and the Bank will be able to maintain a stable and competent management base. The continued success of the Company depends to a significant degree on the skills and competence of Mr. Campbell.
     The employment agreement provides for a base salary for Mr. Campbell, which is to be reviewed by the Board of Directors at least annually. Mr. Campbell’s current base salary is $265,000. In addition to salary, the employment agreement provides for, among other things, (a) participation in any incentive compensation program sponsored by the Company or the Bank, (b) participation in fringe benefits applicable to executive personnel (including use of an automobile), (c) social and business memberships commensurate with the office of the President, (d) reimbursement for business and business travel expenses and (e) continuation of the whole life insurance policy maintained by the Company on Mr. Campbell’s behalf (currently $350,000).
     If Mr. Campbell becomes disabled, he will be entitled to continue receiving medical insurance for one year from the date he is determined to be disabled. Any base salary to be paid to him will be reduced by any payments he receives under a disability policy maintained by the Bank and all other fringe benefits will cease as of the date he is determined to be disabled.
     The employment agreement also provides that the Company will provide Mr. Campbell with coverage under a directors’ and officers’ liability insurance policy. The employment agreement permits termination by the Company or Mr. Campbell either with or without “cause” (as defined in the employment agreement), at any time. Unless earlier terminated, the agreement automatically terminates January 31, 2007. If (a) the Company terminates Mr. Campbell’s employment for reasons other than for cause, (b) he resigns from the Company after specified circumstances that would constitute constructive termination, or (c) his employment is terminated in the event of a Change of Control (either involuntarily, (but not for death, disability or for “cause”) or voluntarily under circumstances that would constitute constructive termination), Mr. Campbell (or, if Mr. Campbell dies after the date of termination, his beneficiary) would receive an amount equal to the sum of (1) three times the average of Mr. Campbell’s compensation for the three preceding taxable years; (2) the value of any outstanding unexercisable stock options and unvested shares of restricted stock held by Mr. Campbell; and (3) the amounts due to Mr. Campbell pursuant to any employee benefit plans or arrangements maintained by the Bank or the Company. These payments would be paid in thirty-six equal monthly installments. The Company would also continue life, health, dental and disability coverage for Mr. Campbell and his covered dependents until the earliest of his death, future employment or four years from the date of termination. In addition, for a period of four years from the date of termination, the Company would continue to pay for any membership, licenses, automobile use or other fringe benefits (on the same terms as existed at the date of termination). Severance payments would not be reduced by any payments received for any subsequent employment.
     Upon termination of Mr. Campbell’s employment prior to the expiration of the employment agreement, Mr. Campbell must adhere to a three-year non-competition and non-disclosure restriction. In addition, for three years after termination of employment, Mr. Campbell must provide information and assistance to the Company and the Bank with regard to any litigation to which either the Company or the Bank is a party.
     The payments and benefits provided for under the employment agreement may constitute a payment subject to Internal Revenue Code Section 4999 for federal income tax purposes, resulting in the possible obligation of a federal excise tax payment by Mr. Campbell. In such case, the Company is obligated to pay to Mr. Campbell an amount so as to enable him to retain the economic value of the payments he would have retained had he not been subject to that excise tax.
     The employment agreement provides that all disputes are to be settled by binding arbitration. In addition, the employment agreement is binding upon successors of the Company and the Bank.
Change in Control Agreements
     The Bank has change in control agreements (“COC Agreements”) with certain of its senior officers, including Randy J. Cutler, Timothy D. Regan, J. Stephen Armstrong and Douglas E. Brandewie. The terms of the COC Agreements are identical for each officer. Each COC Agreement has a term of three years. On the first anniversary of the effective date of the COC Agreements and continuing on each anniversary thereafter, the Board may act to extend the term of the COC Agreement for an additional year, such that the remaining term is three years, unless the officer elects not to extend the term by giving written notice to the Board. On May 26, 2005, the Board elected to extend the COC Agreements for an additional year. It is anticipated that the Board will elect to extend the COC Agreements again at its meeting in May 2006.
     The COC Agreements provide that if involuntary termination, other than for cause, or voluntary termination (upon the occurrence of circumstances specified in the COC Agreements constituting constructive termination) follows a change in control of the Bank or the Company, the officers would be entitled to receive a severance payment equal to three times their average annual compensation (as described in the COC Agreements) for the five most recent taxable years. The officer may elect to receive such payments in one lump sum, or in five equal annual installments. The COC Agreements provide that payments to be received under the COC Agreements will be reduced if it is determined that such payments constitute a payment subject to Internal Revenue Code section 4999 for federal income tax purposes.
     The Bank would also continue the officers’ health and welfare benefits coverage for thirty-six months following termination. If any of the officers were not receiving health or disability coverage at the time of such termination, they could elect to receive such coverage at any time during the thirty-six month period, at the expense of the Bank, for the remainder of that period.
     The COC Agreements provide that all disputes are to be settled by binding arbitration. In addition, the COC Agreements are binding upon successors of the Bank.
Pension Plan
     The following table shows estimated annual benefits payable upon retirement under the Financial Institutions Retirement Fund (the “Retirement Plan”), in which the Bank participates, based upon combinations of the compensation levels and years of service:
Pension Plan Table
Approximate Annual Retirement Benefit Upon Retirement at Age 65 (1) (2) (3)

	15	20	25	30	35
Career	Years	Years	Years	Years	Years
Average	Benefit	Benefit	Benefit	Benefit	Benefit
Compensation	Service	Service	Service	Service	Service
$50,000	$7,500	$10,000	$12,500	$15,000	$17,500
75,000	11,300	15,000	18,800	22,500	26,300
100,000	15,000	20,000	25,000	30,000	35,000
125,000	18,800	25,000	31,300	37,500	43,800
150,000	22,500	30,000	37,500	45,000	52,500
175,000	26,300	35,000	43,800	52,500	61,300
200,000	30,000	40,000	50,000	60,000	70,000
250,000	37,500	50,000	62,500	75,000	87,500
300,000	45,000	60,000	75,000	90,000	105,000

(1)	Benefits shown are computed on the basis of a straight life annuity. Other available forms of benefits payment under the Retirement Plan, which are the actuarial equivalent of the straight life annuity, are the joint and surviving spouse annuity and the single lump-sum option.

(2)	Under the current law, the maximum annual pension benefit payable under the Internal Revenue Code, applicable to the Retirement Plan, is $170,000 for 2005.

(3)	The Bank’s participation in the Retirement Plan was frozen as of December 18, 2003. For the purpose of computing a benefit under these Plans on December 31, 2003, Mr. Campbell had 1.4 years of credited service; Mr. Regan, 19 years; Mr. Cutler, 25.6 years; and Mr. Armstrong, 8 years.
(4) Equity Compensation Plan Information
     The Company maintains four Common Stock compensation plans (each of which has been approved by the Company’s stockholders).
     2001 Stock-Based Incentive Plan (“SBIP”). The SBIP authorizes the granting of options to purchase Company Common Stock and awards of restricted shares of Company Common Stock (collectively, options and restricted stock awards are referred to as “awards”). All employees and directors of the Company and its affiliates are eligible to receive awards. The SBIP is administered by a committee (the “Committee”) consisting of non-employee directors of the Company.
     Amended and Restated Management Restricted Stock Purchase Plan (“Management Plan”). The Management Plan permits, on an elective basis, the deferral of incentive bonuses awarded to key executives into restricted stock units (with a Company match of one additional restricted stock unit for each four full restricted stock units) and with the restricted stock units settled on a one-for-one basis in Company Common Stock after termination of employment. Under the Management Plan, dividend equivalents are automatic and are forfeitable in certain circumstances only if they relate to the Company match. The Management Plan contains a limit of 450,000 shares as the maximum aggregate number of shares that can be granted.
     Amended and Restated Executive Stock Ownership Plan and Agreement (“ExSOP”). Mr. Campbell does not participate in the ESOP, thereby increasing the number of shares of Company Common Stock available for annual allocation to the accounts of other employees participating in the ESOP. Under the ExSOP, Mr. Campbell generally receives the deferred compensation units that he would have been entitled to receive under the ESOP if he had been a participant as of March 7, 2001, without regard to certain limitations that would apply if he were a participant in the ESOP. The units are ultimately settled on a one-for-one basis in Company Common Stock. The ExSOP provides that Mr. Campbell’s deferred compensation units become vested upon his disability, at January 31, 2007, upon his death, or a change in control. The earning and crediting of deferred compensation units depend on information relating to the ESOP that is not typically available until several months after year-end. A 30,000 maximum number of shares of the Company Common Stock are contained in the ExSOP.
     Directors’ Deferred Fee Plan. The Citizens First Group Directors’ Deferred Fee Plan (“Directors’ Plan”) is described above under the caption “Director’s Compensation.”
Compensation Committee Report on Executive Compensation
Overview and Philosophy
     The Board of Directors of the Company has established a Compensation Committee comprised entirely of independent Directors. The Compensation Committee is responsible for developing and making recommendations to the Board with respect to the Company’s executive compensation policies. There are no interlocking relationships between any members of the Compensation Committee.
     Pursuant to authority delegated by the Board, the Compensation Committee determines annually the compensation to be paid to the Chief Executive Officer and approves annually the compensation to be paid to each other executive officer. The Chief Executive Officer does not participate in any deliberations or decisions regarding his own compensation.
     The Compensation Committee also structures and administers the Company’s Common Stock compensation plans, and structures and monitors the Company’s employment or change in control contracts with senior officers. Compensation decisions with respect to senior officers are based on the factors discussed in the following paragraphs of this report rather than any obligation set forth in those contracts.
     The Compensation Committee has available to it outside compensation consultants, and has used compensation data provided by these consultants to gather comparative compensation data from independent sources and to develop a strategy in which compensation reflects performance.
     The objectives of the Company’s executive compensation program are to:
•	Support the achievement of desired goals of the Company.

•	Provide compensation that will attract and retain superior talent and reward performance.

•	Align the senior officers’ interests with those of shareholders by placing a significant portion of pay at risk with payout dependent upon corporate performance, both on a short-term and long-term basis.
     The executive compensation program provides an overall level of compensation opportunity that is competitive within the banking industry. Actual compensation levels may be greater or less than average competitive levels in surveyed companies based upon annual and long-term Company performance. The Compensation Committee also uses its discretion to set executive compensation based upon individual performance.
Compensation Matters in 2005
     During 2005, the Compensation Committee increased the levels of base salary of all senior officers who were employed by the Company in 2004. The increases in base salary were based upon an analysis of compensation levels for management performing similar functions at other banking companies of similar size, operations and financial performance. While the Compensation Committee approved an increase in the Chief Executive Officer’s base salary, the Committee honored the request of the Chief Executive Officer that a portion of the proposed increase in his base salary be placed at risk in the form of restricted stock awards.
     The annual incentive compensation of the Chief Executive Officer, and other senior officers is based on a formula designed to reflect the overall performance of the Company, as well as the performance of each individual officer. One half the executive’s bonus opportunity is based on individual performance and one half is based on the Company’s performance for the year. For this purpose the Company’s annual performance is measured by factors including the Company’s return on assets, return on equity, earnings per share, the efficiency ratio and the results of a customer satisfaction survey. Threshold and target goals are set for each Company performance factor. A written performance review is prepared annually for each senior officer, and that assessment of performance, together with the performance of the Company, are applied to the formula in order to determine that officer’s incentive compensation. The incentive compensation for 2005 has not yet been determined because the Compensation Committee has not completed its review of the individual performance in 2005 of the Chief Executive Officer and the senior officers. For 2005, the Company met some, but not all, of the threshold goals for the performance factors.
     Senior Officer Compensation Program. The Company’s senior officer compensation program is comprised of base salary, annual incentive compensation, long-term incentive compensation in the form of stock options and restricted stock awards, and various benefits.

     Base Salary. Base salary levels for the Company’s senior officers are set relative to companies of similar size and complexity in the banking industry in the Midwest region of the country. In approving salaries, the Compensation Committee also takes into account individual experience and performance, the Company performance and specific issues particular to the Company.
     Annual Incentive Compensation. The senior officer bonus policy for all senior officers, including the Chief Executive Officer, is to provide direct financial incentives in the form of an annual cash bonus for achieving the Company’s goals and to reward individual performance. The Chief Executive Officer, and other senior officers selected annually by the Compensation Committee, may elect to defer all or a portion of any annual cash bonus into restricted stock awards under the Company’s Amended and Restated Management Restricted Stock Purchase Plan (the “Management Plan”). For 2005, the factors selected by the Compensation Committee included return on assets, return on equity, earnings per share, the efficiency ratio and the results of a customer satisfaction survey as the measurement of the Company’s performance for purposes of determining incentive compensation opportunities for each senior officer, including the Chief Executive Officer.
     The Compensation Committee also assesses the individual performance of the senior officers, based on written individual performance appraisals. The Company’s performance and the assessment of the individual’s performance are both considered by the Committee in determining the annual incentive compensation for the Chief Executive Officer and in approving annual incentive compensation for other senior officers. The total bonus opportunity for each executive officer is based on his base salary and is weighted to reflect each executive’s ability to affect the performance of the Company, with the Chief Executive Officer having the largest weighting.
     Long-Term Incentives. The Compensation Committee uses restricted stock awards, and to a lesser extent stock options, under the Company’s 2001 Stock-Based Incentive Plan to provide long-term incentive for senior officers. The objectives of the stock options and restricted stock awards are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable senior officers to develop and maintain a long-term stock ownership position in the Company’s common shares.
     Stock Ownership Guidelines. The Company has Company common stock ownership guidelines, which require senior officers to own shares of the Company’s common stock. The Company common stock ownership guidelines are calculated based on each senior officer’s annual base salary multiplied by a specified multiple. Under the guidelines, each senior officer is required to achieve the targeted stock ownership level within five years after being identified for participation in the Company’s Amended and Restated Management Restricted Stock Purchase Plan. Specific targeted stock ownership levels are set forth in the Company’s Corporate Governance Guidelines, which may be found on the Company’s website at www.cfsbank.com. All named executive officers meet, or Company anticipates will meet, their respective targeted levels of stock ownership.
     Benefits. The Company provides medical and other employee benefits to its senior officers that are generally available to all full-time Company employees.
Chief Executive Officer Compensation
     The Chief Executive Officer’s salary and incentive based compensation are based on the policies detailed above, and are determined by the Compensation Committee of the Company substantially in accordance with the practices described above relating to all senior officers.
     Base Salary. The Compensation Committee seeks to maintain the base salary of the Chief Executive Officer at a level that is comparable to the base salaries of other chief executive officers at financial institutions of similar size and complexity in the Midwest, based on the data supplied by outside compensation consultants arising from their surveys of other financial institutions. The Compensation Committee set the base salary for the Chief Executive Officer at $265,000, effective June 15, 2005. The Compensation Committee had proposed to further increase the Chief Executive Officer’s base salary; but the Chief Executive Officer asked that his base salary not be increased further, and that more of his compensation be put at risk. The Compensation Committee honored his request and awarded the Chief Executive Officer a restricted stock award for 1,250 shares in lieu of an additional salary increase for 2005.
     Incentive Compensation. The annual incentive compensation of the Chief Executive Officer is determined as described above. The Chief Executive Officer has elected to defer 70% of his incentive compensation for 2005 performance, when determined, into restricted stock to be awarded under the Management Plan. The Chief Executive Officer does not participate in the Company’s ESOP, but instead participates in the Amended and Restated Executive Stock Ownership Plan (the “ExSOP”).
     In respect to the limits on deductibility for federal income tax purposes of compensation paid an executive officer in excess of the limit under Section 162(m) of the Internal Revenue Code, the Company intends to strive to structure components of its executive compensation to achieve maximum deductibility, while at the same time considering the goals of its executive compensation philosophy.
Compensation Committee
Christopher A. Kellerman, Chairman
Ronald W. Cooley
Walid Demashkieh, M.D.

Compensation Committee Interlocks and
Insider Participation
     In 2005, the Compensation Committee members were Christopher A. Kellerman, Chairman, Ronald W. Cooley, and Walid Demashkieh, M.D. No executive officer of the Company serves on any board of directors or compensation committee of any entity that compensates any member of the Compensation Committee. The regulations of the Securities and Exchange Commission require the disclosure of any related party transactions with members of the Compensation Committee. During the past year, certain directors and officers, including members of the Compensation Committee, and one or more of their associates have been customers of and had business transactions with the Bank. All loans included in such transactions were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, except (in the case of officers but not directors) for certain residential and consumer loans made pursuant to programs generally available to all employees of the Bank, and did not involve more than normal risk of collectibility or present other unfavorable features. It is expected that similar transactions will occur in the future.

Stock Performance Graph
     The following graph compares the yearly cumulative total stockholder return (change in share price plus cumulative amount of dividends, assuming dividend reinvestment, divided by initial share price, expressed as a percent) on the Company’s Common Stock from March 7, 2001 (the initial day of trading of the Company’s Common Stock) through December 31, 2005 with the cumulative total return on the Nasdaq Index and on the SNL Midwest Thrift Index. The graph assumes that $100 was originally invested.
Citizens First Bancorp, Inc.

	Period Ending
Index	03/07/01	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

Citizens First Bancorp, Inc.	100.00	114.27	155.82	171.42	184.67	182.90
NASDAQ Composite	100.00	88.41	60.79	91.66	100.04	102.21
SNL Midwest Thrift Index	100.00	110.26	142.14	197.47	218.07	213.09

Transactions with Related Parties
     Directors and executive officers of the Company and their associates were customers of, or had transactions with, the Company or the Company’s banking or other subsidiaries in the ordinary course of business during 2005. Additional transactions may be expected to take place in the future. All outstanding loans to directors and executive officers and their associates, commitments and sales, purchases and placements of investment securities and other financial instruments included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral where applicable, as those prevailing at the time for comparable transactions with other persons, except (in the case of officers but not directors) for certain residential and consumer loans made pursuant to programs generally available to all employees of the Bank, and did not involve more than normal risk of collectibility or present other unfavorable features.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16 of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and more than ten percent shareholders (“Insiders”) to file with the Securities and Exchange Commission and the Company reports of their ownership of the Company’s securities. Based upon written representations and copies of reports furnished to the Company by Insiders, all Section 16 reporting requirements applicable to Insiders during 2005 were satisfied on a timely basis.
Proposal 2 — Ratification of Independent Registered Public Accounting Firm
     The Audit Committee of the Board of Directors proposes and recommends that the shareholders ratify the selection by the Committee of the firm of BDO Seidman, LLP to serve as the independent registered public accounting firm for the Company for the year 2006. Representatives of BDO Seidman, LLP will be present at the Annual Meeting to make such comments as they desire and to respond to appropriate questions from shareholders of the Company. Action by the shareholders is not required by law in the appointment of the independent registered public accounting firm, but the appointment is submitted by the Audit Committee of the Board of Directors in order to give the shareholders the final choice in the designation of the independent registered public accounting firm. If the resolution approving BDO Seidman, LLP as the Company’s independent registered public accounting firm is rejected by the shareholders then the Committee will reconsider its choice of independent registered public accounting firm. Even if the resolution is approved, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Independent Registered Public Accounting Firm Fees
     The following table sets forth the aggregate fees billed to the Company, including out-of-pocket expenses, for the fiscal years ended December 31, 2005 and December 31, 2004 by BDO Seidman, LLP, the Company’s independent registered public accounting firm:

	December 31, 2005	December 31, 2004
Audit Fees (1)	$415,000	$417,318
Audit-Related Fees (2)	—	$15,340
Tax Fees	—	—
All Other Fees	—	—
Total	$415,000	$432,658

(1)	All services that are performed to comply with generally accepted auditing standards are included in this category. Also included are fees for services that normally are provided by the accountant in connection with statutory and regulatory filings or engagements, which include: financial audit, quarterly reviews, attest services, statutory audits, comfort letters, consents, “Section 404” audit of Company’s internal controls, and review of documents to be filed with the SEC. Certain services, such as tax services and accounting consultations, are not reported as audit services. To the extent that such services are necessary to comply with generally accepted auditing standards (i.e., tax accrual work), an appropriate allocation of those fees is included in this category. None of the audit hours were performed by people other than full time employees of the independent registered public accounting firm.

(2)	This category includes assurance and related services that are traditionally performed by an independent registered public accounting firm such as employee benefit plan audits, due diligence related to mergers and acquisitions, accounting assistance and audits in connection with proposed or consummated acquisitions, and special assignments related to internal control reviews.
     The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by the independent registered public accounting firm, except as described below.

     The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the Board of Directors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitutes no more than 5% of the total amount of revenues paid by the Company to the independent registered public accounting firm, during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided by BDO Seidman, LLP pursuant to these exceptions.
     The Board of Directors recommends that stockholders vote “For” the ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006, and your proxy will be so voted unless you specify otherwise.
Proxy Solicitation
     Proxies may be solicited personally or by telephone by directors, officers and other employees of the Company and the Bank without any additional compensation. The Company will also request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners and will reimburse those record holders for their reasonable expenses in doing so.
Other Information about the Company
     The Company’s Annual Report to Stockholders has been mailed to all persons who were stockholders as of the close of business on the Record Date. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation materials or as having been incorporated by reference into this Proxy Statement.
     A copy of the report on Form 10-K (without exhibits) for the twelve month period ended December 31, 2005, as filed with the Securities and Exchange Commission, will be furnished without charge to all persons who were stockholders of the Company as of the close of business on the Record Date upon written request to

Timothy D. Regan, Secretary, Citizens First Bancorp, Inc., Corporate Office, 525 Water Street, Port Huron, Michigan 48060. In addition, a copy of the Company’s Report on Form 10-K with exhibits for the twelve month period ended December 31, 2005 is also available free of charge on the Company’s website, which is at www.cfsbank.com.
Stockholder Proposals and Nominations
     The Company must receive proposals that stockholders seek to include in the proxy statement and form of proxy for the Company’s next annual meeting no later than December 23, 2006 unless next year’s annual meeting is held on a date more than 30 calendar days from May 25, 2007. In such a case, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the United States Securities and Exchange Commission.
     The Bylaws of the Company, which are posted on the Company’s web site, and a copy of which may be obtained from the Company, set forth the procedures by which a stockholder may properly bring business before a meeting of stockholders, including making nominations for director. Pursuant to the Bylaws, only business brought by or at the direction of the Board of Directors may be conducted at a special meeting. The Bylaws of the Company provide that for a stockholder to properly bring business before an annual meeting, the stockholder must give written notice to the Secretary of the Company not less than 90 days before the date originally fixed for such meeting; provided, however, that in the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company’s notice to stockholders of the Annual Meeting date was mailed or such public disclosure was made.

By Order of the Board of Directors,

Timothy D. Regan
Secretary
Port Huron, Michigan
April 21, 2006

☒	PLEASE MARK VOTES	REVOCABLE PROXY
	AS IN THIS EXAMPLE	CITIZENS FIRST BANCORP, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 25, 2006 • 10:00 a.m. Local Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints the official proxy committee of Citizens First Bancorp, Inc. (the “Company”), consisting of the full board of directors, with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of the Company standing in my name on its books on March 27, 2006, which the undersigned is entitled to vote, at the annual meeting of stockholders to be held on May 25, 2006 at 10:00 a.m., local time, at St. Clair County Community College, Citizens First M-Tec Center, 323 Erie Street, Port Huron, Michigan and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows. This proxy revokes all prior proxies given by the undersigned. This proxy may be revoked prior to its exercise by written notice, personally at the annual meeting, or by a subsequently dated proxy.

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above	Co-holder (if any) sign above

				With–	For All
			For	hold	Except
1.	To elect two members (terms to expire 2009) to the Board of Directors.
	Nominee:	Christopher A. Kellerman Marshall J. Campbell

INSTRUCTION: To withhold your vote for any individual nominee, mark “For All Except” and write that nominee’s name on the line provided below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES.

2.	To ratify the appointment of BDO Seidman, LLP as	For	Against	Abstain
independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006.
     The Board of Directors recommends a vote “FOR” proposal 2.
     (When signing as Attorney, Executor, Administrator, Trustee, Guardian, please give full title. If more than one Trustee, all should sign. All joint owners should sign.)
     This proxy is solicited by the Board of Directors and confers authority to vote “FOR”: the nominee noted above, and “FOR” proposal 2 above unless otherwise marked. If any other business is presented properly at the meeting, or at any adjournment or postponement thereof, this proxy shall be voted in accordance with the recommendations of the Board of Directors. All shares represented by properly executed proxies will be voted as directed.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. →

     Detach above card, date, sign and mail in postage-paid envelope provided.     
CITIZENS FIRST BANCORP, INC.

     The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders, a Proxy Statement dated April 21, 2006 and an Annual Report to Stockholders.
     Please sign exactly as your name appears on this card.
     PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.